Exhibit 4.1

PEOPLE’S UNITED FINANCIAL, INC.

Officer’s Certificate Pursuant to

Sections 201 and 301 of the Indenture

Reference is hereby made to the Senior Indenture, dated as of December 6, 2012 (the “Indenture”), between People’s United Financial, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, as Trustee (the “Trustee”). Capitalized terms used and not defined herein have the meanings ascribed to them in the Indenture. In connection with the issuance by the Company of $500,000,000 aggregate principal amount of the Company’s 3.65% Notes due 2022 (the “Notes”), and pursuant to sections 201 and 301 of the Indenture, the undersigned, David Rosato, Senior Vice President and Treasurer of the Company, does hereby certify that pursuant to the resolutions duly adopted by the Board of Directors of the Company dated October 18, 2012 and dated November 15, 2012, and by the Senior Debt Securities Committee of the Company dated December 3, 2012, the following have been established:

(a)	the form of note attached hereto as Annex A is hereby established as the form of note representing the Notes;

(b)	the Notes are a separate series of Securities under the Indenture. The terms set forth in the form of note attached hereto as Annex A are incorporated herein by reference;

(c)	the title of the Notes is the 3.65% Notes due 2022;

(d)	the aggregate principal amount of the Notes which initially may be authenticated and delivered (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to the Indenture) under the Indenture is $500,000,000, it being understood that the aggregate principal amount of the Notes may be increased from time to time in the future upon authorization of the Board of Directors of the Company;

(e)

the Notes issued will bear interest at the rate of 3.65% per annum from December 6, 2012, payable semi-annually in arrears on June 6 and December 6 of each year, commencing June 6, 2013, to the persons in whose name the Notes are registered at the close of business on the 15th calendar day prior to the interest payment date;

(f)	Interest on the Notes will be computed on the basis of a 360 day year of twelve 30-day months.

(g)	the Notes will mature on December 6, 2022;

(h)	principal (and premium, if any) and interest on the Notes is payable at the corporate trust office of The Bank of New York Mellon, in Pittsburgh, Pennsylvania, provided that, at the option of the Company, interest on the Notes may be paid by mailing a check to the address of the person entitled thereto as it appears in the Note register;

(i)	the Notes may be redeemed in whole or in part pursuant to the terms set forth in the form of note attached hereto as Annex A;

(j)	the Notes are not subject to any sinking fund;

(k)	the Notes shall be defeasible in whole or in part pursuant to the terms of the Indenture, including, without limitation Section 1302 and Section 1303 of the Indenture;

(l)	the Notes are issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

(m)	the Notes shall be issued in whole in the form of one or more Global Securities, and the Depository for the Notes shall be The Depository Trust Company and the Global Securities will bear legends substantially in the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., the nominee of The Depository Trust Company (the “Depositary”). This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of the series, and the Depositary, by its acceptance hereof, agrees to be so bound.”

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IN WITNESS WHEREOF, the undersigned has hereunto signed her name.

Dated: December 6, 2012	PEOPLE’S UNITED FINANCIAL, INC.

	By:	/s/ David Rosato
Name: David Rosato
Title: Senior Vice President and Treasurer

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ANNEX A

Form of Note

No. R-1	$500,000,000

CUSIP No: 712704AA3

ISIN No: US712704AA31

PEOPLE’S UNITED FINANCIAL, INC., a corporation duly incorporated and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

FIVE HUNDRED MILLION DOLLARS ($500,000,000)

on December 6, 2022 and to pay interest thereon from December 6, 2012 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, on June 6 and December 6 of each year (each, an “Interest Payment Date”), commencing June 6, 2013, at the rate of 3.65% per annum, until the principal hereof is paid or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day prior to the Interest Payment Date.

In the event that any Interest Payment Date or the Stated Maturity falls on a day that is not a business day, the interest or principal payment due on that date will be paid on the next day that is a business day, and such payment shall be made on that business day with the same force and effect as if made on the Interest Payment Date or the Stated Maturity, as the case may be, without any interest or other payment with respect to the delay. A “business day” is any day, other than a Saturday, Sunday or other day that, in New York City, banking institutions generally are authorized or obligated by law or executive order to close.

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 6, 2012

PEOPLE’S UNITED FINANCIAL, INC.

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

3.65% SENIOR NOTES DUE 2022

This Security is one of a duly authorized issue of senior debt securities of the Company (herein called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to the Senior Debt Indenture, dated as of December 6, 2012 (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), duly executed and delivered by the Company. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Terms defined in the Indenture are used herein as so defined. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Security is one of the series designated as the 3.65% Senior Notes due 2022 of the Company (herein called the “Notes”), which series shall have a current aggregate principal amount of $500,000,000, which principal amount may be increased from time to time through the issuance of additional Notes.

Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is not subject to any sinking fund.

The Security is subject to redemption upon not less than 30 days’ nor more than 60 days’ notice by mail at any time prior to September 6, 2022 (the date falling three months prior to the maturity date), as a whole or in part, at the election of the Company, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date, or

•

the sum of the present values of the remaining principal amount and scheduled payments of interest through the maturity date on the notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 35 basis points plus accrued and unpaid interest to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable

Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

•	if the Company obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC and or any of its affiliates, and its successors, and (2) any four or more other primary U.S. Government securities dealers in New York City selected by the Company (each a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

In addition, at the Company’s option, the Company may redeem the Notes, in whole or in part, at any time on or following September 6, 2022 (the date falling three months prior to the maturity date) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of (and premium, if any) and interest, if any, on the Securities of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest (if any) on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any larger integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (or premium, if any) or interest on this Security or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in this Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by each holder of this Security.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York.